UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1777 Sentry Parkway West,

Building 14, Suite 200,

Blue Bell, Pennsylvania 19422

(Address of principal executive offices, including Zip Code)

(215) 709-3040

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACHN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On December 19, 2019, Achillion Pharmaceuticals, Inc. (“Achillion”) held a special meeting of stockholders (the “Special Meeting”) at The Union League, 140 Broad Street, Philadelphia, Pennsylvania 19102.

As of the record date, October 25, 2019, there were 140,046,647 shares of common stock of Achillion eligible to be voted at the Special Meeting. At the Special Meeting, 103,422,015 shares, or approximately 73.84% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the special meeting, with the Board of Directors of Achillion recommending a vote “FOR” in connection with each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2019 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of October 15, 2019 (the “Merger Agreement”) by and among Achillion, Alexion Pharmaceuticals, Inc. (“Parent”) and Beagle Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Achillion (the “Merger”), and Achillion will become a wholly owned subsidiary of Parent.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Achillion to its named executive officers in connection with the Merger.

The Merger Proposal was approved. Therefore, the Adjournment Proposal was not submitted for a vote. The Merger Compensation Proposal was also approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 – The Merger Proposal	102,373,193	440,929	607,893	0
Proposal 3 – The Merger Compensation Proposal	62,000,383	40,650,364	771,268	0

Item 8.01 Other Events.

On December 19, 2019, Achillion issued a press release announcing the results of the Special Meeting and that Achillion expected the Merger to close in the first half of 2020, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that do not directly or exclusively relate to historical facts. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the Merger will not close when expected, if at all. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in the Company’s filings with the Securities and Exchange Commission, including in its most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this document or in the Definitive Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

By:	/s/ Brian Di Donato
Senior Vice President and
Chief Financial Officer

Dated: December 19, 2019